


                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                          CHAMPION ENTERPRISES, INC.,


                             RHI ACQUISITION CORP.



                                      and



                            REDMAN INDUSTRIES, INC.





                                August 19, 1996





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                               TABLE OF CONTENTS

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
                                                        ARTICLE I
                                                        THE MERGER

      1.1          The Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      1.2          Effective Time   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      1.3          Effects of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      1.4          Certificate of Incorporation and By-laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
      1.5          Directors and Officers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      1.6          Additional Actions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3


                                                        ARTICLE II
                                                 CONVERSION OF SECURITIES

      2.1          Conversion of Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      2.2          Exchange Ratio; Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
      2.3          Exchange of Certificates   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                   (a)    Exchange Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                   (b)    Exchange Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
                   (c)    Distributions with Respect to Unexchanged Shares  . . . . . . . . . . . . . . . . . . . . .   5
                   (d)    No Further Ownership Rights in Company Common Stock . . . . . . . . . . . . . . . . . . . .   5
                   (e)    Termination of Exchange Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                   (f)    No Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
                   (g)    Investment of Exchange Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
      2.4          Treatment of Stock Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6


                                                       ARTICLE III
                                     REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

      3.1          Organization and Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
      3.2          Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
      3.3          Corporate Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
      3.4          Capitalization of Parent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
      3.5          Conflicts, Consents and Approval   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
      3.6          Absence of Certain Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
      3.7          Parent SEC Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11





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      3.8          Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
      3.9          Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      3.10         Registration Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      3.11         Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
      3.12         Brokerage and Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      3.13         Opinion of Financial Advisor.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      3.14         Accounting Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      3.15         Tax-Free Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      3.16         Employee Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
      3.17         Contracts    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
      3.18         Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
      3.19         Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      3.20         Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
      3.21         Company Stock Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                        ARTICLE IV
                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      4.1          Organization and Standing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      4.2          Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
      4.3          Corporate Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      4.4          Capitalization of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
      4.5          Conflicts; Consents and Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
      4.6          Absence of Certain Changes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      4.7          Company SEC Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
      4.8          Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
      4.9          Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      4.10         Registration Statement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      4.11         Litigation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      4.12         Brokerage and Finder's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
      4.13         Opinion of Financial Advisor   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      4.14         Accounting Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      4.15         Tax-Free Reorganization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      4.16         Employee Benefit Plans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
      4.17         Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
      4.18         Labor Relations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
      4.19         Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
      4.20         Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
      4.21         Parent Stock Ownership   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29





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      4.22         DGCL Section 203 and State Takeover Laws   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
      4.23         Company Rights Agreement.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29



                                                        ARTICLE V
                                                 COVENANTS OF THE PARTIES

      5.1          Mutual Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                   (a)    General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                   (b)    HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                   (c)    Other Governmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                   (d)    Pooling-of-Interests  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                   (e)    Tax-Free Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                   (f)    Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                   (g)    Access  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                   (h)    Stockholders Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                   (i)    Preparation of Proxy Statement and Registration Statement   . . . . . . . . . . . . . . . .  31
                   (j)    Notification of Certain Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
                   (k)    Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
      5.2          Covenants of Parent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                   (a)    Conduct of Parent's Operations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                   (b)    Indemnification; Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                   (c)    Consulting Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                   (d)    Listing Application . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                   (e)    Directors of Parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
                   (f)    Employee Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
      5.3          Covenants of the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                   (a)    Conduct of the Company's Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                   (b)    No Solicitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38


                                                        ARTICLE VI
                                                        CONDITIONS

      6.1          Mutual Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
      6.2          Conditions to Obligations of the Company   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
      6.3          Conditions to Obligations of Parent and Sub  . . . . . . . . . . . . . . . . . . . . . . . . . . .  41


                                                       ARTICLE VII
                                                TERMINATION AND AMENDMENT

      7.1          Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
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      7.2          Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
      7.3          Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
      7.4          Extension; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46


                                                           ARTICLE VIII
                                                          MISCELLANEOUS

      8.1          Survival of Representations and Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
      8.2          Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
      8.3          Interpretation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
      8.4          Counterparts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
      8.5          Entire Agreement   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
      8.6          Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
      8.7          Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
      8.8          Specific Performance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
      8.9          Assignment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
      8.10         Expenses   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
      8.11         Incorporation of Disclosure Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
      8.12         Severability   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
      8.13         Subsidiaries   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50





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                          AGREEMENT AND PLAN OF MERGER


                 This Agreement and Plan of Merger (this "Agreement") is made and entered into as of the 19th day of August, 1996, by and among Champion Enterprises, Inc., a Michigan corporation ("Parent"), RHI Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Redman Industries, Inc., a Delaware corporation (the "Company").


                             PRELIMINARY STATEMENTS

                 A. Parent desires to combine with the business and operations of the Company through the merger (the "Merger") of Sub with and into the Company, with the Company as the surviving corporation, pursuant to which each share of Company Common Stock (as defined in Section 4.4) outstanding at the Effective Time (as defined in Section 1.2) will be converted into the right to receive shares of Parent Common Stock (as defined in Section 3.4) as more fully provided herein.

                 B. The Company desires to combine its business and operations with the businesses of Parent and to become a wholly owned subsidiary of Parent and for the holders of shares of Company Common Stock ("Company Stockholders") to have a continuing equity interest in the combined businesses of Parent and the Company.

                 C. The parties intend that the Merger constitute a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                 D. The parties intend that the Merger be accounted for as a pooling-of-interests for financial reporting purposes.

                 E. The respective Boards of Directors of Parent, Sub and the Company have determined that the Merger in the manner contemplated herein is fair to and in the best interests of their respective stockholders and, by duly adopted resolutions, have approved and adopted this Agreement.

                                   AGREEMENT

                 Now, therefore, in consideration of these premises and the mutual and dependent promises hereinafter set forth, the parties hereto agree as follows:

                                   ARTICLE I

                                  THE MERGER

                 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Delaware General Corporation Law (the "DGCL"), Sub shall be merged with and into the Company as soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, but in no event later than two business days thereafter (the date of such merger being referred to herein as the "Closing Date"). Following the Merger, the separate corporate existence of Sub shall cease and the Company shall continue its existence under the laws of the State of Delaware. The Company, in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation."

                 1.2 Effective Time. The Merger shall be consummated by filing with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the DGCL. The Merger shall become effective (the "Effective Time") when the Certificate of Merger has been filed with the Delaware Secretary of State or at such later time as may be agreed by Parent and the Company and specified in the Certificate of Merger. Prior to the filing referred to in this Section 1.2, a closing (the "Closing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom at 919 Third Avenue, New York, New York, or such other place as the parties may agree.

                 1.3 Effects of the Merger. The Merger shall have the effects set forth in the DGCL.

                 1.4 Certificate of Incorporation and By-laws. The Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be the initial Certificate of Incorporation of the Surviving Corporation. The Amended and Restated By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the initial By-laws of the Surviving Corporation.

                 1.5 Directors and Officers. From and after the Effective Time, the officers of the Company shall be the officers of the Surviving Corporation and the directors of Sub shall be the directors of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

                 1.6 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to carry out the provisions of this Agreement, the proper officers and directors of Parent and the Company shall take all such necessary action.


                                   ARTICLE II

                            CONVERSION OF SECURITIES

                 2.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Sub or the
Company:

                 (a) Each share of common stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation. Such shares shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

                 (b) Each share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(c)) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive 1.24 shares of Parent Common Stock (the "Exchange Ratio").

                 (c) Each share of capital stock of the Company held in the treasury of the Company or held by Parent or any of its subsidiaries shall be cancelled and retired and no payment shall be made in respect thereof.

                 2.2 Exchange Ratio; Fractional Shares. No certificates for fractional shares of Parent Common Stock shall be issued as a result of the conversion provided for in Section 2.1(b). To the extent that an outstanding share of Company Common Stock would otherwise have become a fractional share of Parent Common Stock, the holder thereof, upon presentation of such fractional interest represented by an appropriate certificate for Company Common Stock to the Exchange Agent pursuant to Section 2.3, shall be entitled to receive a cash payment therefor in an amount equal to the value (determined with reference to the closing price of Parent Common Stock on the New York Stock Exchange Composite Tape ("NYSE") on the last full trading day immediately prior to the Effective Time) of such fractional interest. Such payment with respect to fractional shares is merely intended to provide a mechanical rounding off of, and is not a separately bargained for, consideration. If more than one certificate representing shares of Company Common Stock shall be surrendered for the account of the same holder, the number of shares of Parent Common Stock for which certificates have been surrendered shall be computed on the basis of the aggregate number of shares represented by the certificates so surrendered. In the event that prior to the Effective Time Parent or the Company shall declare a stock dividend or other distribution payable in shares of its common stock or securities convertible into shares of its common stock, or effect a stock split, reclassification, combination or other change with respect to its common stock, the Exchange Ratio shall be adjusted to reflect such dividend, distribution, stock split, reclassification, combination or other change.

                 2.3   Exchange of Certificates.

                 (a) Exchange Agent. As of the Effective Time, Parent shall make available to an exchange agent designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of Company Stockholders, for exchange in accordance with this Section 2.3, certificates representing shares of Parent Common Stock issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock and shall from time-to-time deposit cash in an amount reasonably expected to be paid pursuant to Section 2.2 (such shares of Parent Common Stock and cash, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund").

                 (b) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.1(b) hereof (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of shares of Parent Common Stock which such holder has the right to receive pursuant to Section 2.1 and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive pursuant to the provisions of this Article II, after giving effect to any required withholding tax, and the shares represented by the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, payable to holders of shares of Company Common Stock. In the event of a transfer of ownership of shares of Company Common Stock which is not registered on the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for the cash to be paid in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, may be issued to such transferee if the Certificate representing such shares of Company Common Stock held by such transferee is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon surrender a certificate representing shares of Parent Common Stock and cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, as provided in this Article II.

                 (c) Distributions with Respect to Unexchanged Shares. Notwithstanding any other provisions of this Agreement, no dividends or other distributions declared or made after the Effective Time with respect to shares of Parent Common Stock having a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate, and no cash payment in lieu of fractional shares shall be paid to any such holder, until the holder shall surrender such Certificate as provided in this Section 2.3. Subject to the effect of Applicable Law (as defined in Section 3.9), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid, less the amount of any withholding taxes which may be required thereon, and
(ii) at the appropriate payment date subsequent to surrender, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock, less the amount of any withholding taxes which may be required thereon.

                 (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon surrender of Certificates in accordance with the terms hereof (including any cash paid pursuant to this Article II) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock represented thereby, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Company of shares of Company Common Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Section 2.3.

                 (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to Company Stockholders for six months after the Effective Time shall be delivered to Parent or the Surviving Corporation, upon demand thereby, and holders of shares of Company Common Stock who have not theretofore complied with this Section 2.3 shall thereafter look only to Parent for payment of any claim to shares of Parent Common Stock, cash in lieu of fractional shares thereof, or dividends or distributions, if any, in respect thereof.

                 (f) No Liability. None of Parent, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Company Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time of the Merger (or immediately prior to such earlier date on which any cash, any cash in lieu of fractional shares or any dividends or distributions with respect to whole shares of Company Common Stock in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.5)), any such cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by Applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

                 (g) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent. In the event the Exchange Fund shall realize a loss on any such investment, Parent shall promptly thereafter deposit, or cause to be deposited, in such Exchange Fund on behalf of the Surviving Corporation cash in an amount equal to such loss.

                 2.4   Treatment of Stock Options

                 (a) Prior to the Effective Time, Parent and the Company shall take all such actions as may be necessary to cause each unexpired and unexercised option or right to purchase shares of Company Common Stock granted (or subject to being granted on a contingent basis) under the Company's various stock option plans in effect on the date hereof to current or former directors, officers, employees, consultants or independent contractors of the Company or its subsidiaries (each, a "Company Option") to cease to represent the right to purchase Company Common Stock and to be adjusted at the Effective Time to represent the right (an "Adjusted Option") to purchase that number of shares of Parent Common Stock equal to the number of shares of Company Common Stock issuable immediately prior to the Effective Time upon exercise of the Company Option (without regard to actual restrictions on exercisability) multiplied by the Exchange Ratio, with an exercise price equal to the exercise price which existed under the corresponding Company Option divided by the Exchange Ratio, and with other terms and conditions that are the same as the terms and conditions of such Company Option immediately before the Effective Time. In connection with the issuance of Adjusted Options, Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to Adjusted Options pursuant to this Section 2.4 and (ii) from and after the Effective Time, upon exercise of Adjusted Options, make available for issuance all shares of Parent Common Stock covered thereby, subject to the terms and conditions applicable thereto.

                 (b) Parent agrees to file with the Securities and Exchange Commission (the "Commission") as soon as reasonably practicable after the Closing Date a registration statement on Form S-8 or other appropriate form under the Securities Act of 1933 (together with the rules and regulations thereunder, the "Securities Act") to register shares of Parent Common Stock issuable upon exercise of the Adjusted Options and use its reasonable efforts to cause such registration statement to remain effective until the exercise or expiration of such options.


                                  ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

                 In order to induce the Company to enter into this Agreement, Parent and Sub hereby represent and warrant to the Company that the statements contained in this Article III are true, correct and complete.

                 3.1 Organization and Standing. Each of Parent and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted.

Each of Parent and its subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect on Parent. The copies of the Certificate of Incorporation and By-laws (or similar organizational documents) of Parent and each of its subsidiaries, which have previously been made available to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                 3.2 Subsidiaries. As of the date hereof, other than immaterial interests, Parent does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except as set forth in Section 3.2 to the disclosure schedule (the "Parent Disclosure Schedule") delivered by Parent to the Company and dated the date hereof. Section 3.2 to the Parent Disclosure Schedule sets forth as to each subsidiary of Parent: (i) its name and jurisdiction of incorporation or organization, (ii) its authorized capital stock or share capital, and (iii) the number of issued and outstanding shares of its capital stock or share capital. Except as set forth in Section 3.2 to the Parent Disclosure Schedule, each of the outstanding shares of capital stock of each of Parent's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Parent free and clear of all liens, pledges, security interests, claims or other encumbrances, other than liens imposed by law which could not reasonably be expected to have, in the aggregate, a material adverse effect on Parent. All of the outstanding shares of the capital stock of Sub are directly owned by Parent. Other than as set forth in Section 3.2 to the Parent Disclosure Schedule, there are no outstanding shares of capital stock or subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of Parent, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of any subsidiary of Parent; and no subsidiary of Parent has any obligation of any kind to issue any additional securities or to pay for securities of any subsidiary of Parent or any predecessor thereof. As used in this Section 3.2, "capital stock" shall include capital stock or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such entity.

                 3.3   Corporate Power and Authority.

                 (a) Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the Share Issuance (as defined below) by the requisite votes of the stockholders of Parent (the "Parent Stockholders") in accordance with the rules of the NYSE and this Agreement. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Parent. The Board of Directors of Parent has directed that the issuance of Parent Common Stock pursuant hereto (the "Share Issuance") be submitted to the Parent Stockholders for approval at a stockholders meeting and, except for the approval of the Share Issuance by the Parent Stockholders in accordance with the rules of the NYSE, no other corporate proceedings on the part of Parent are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms.

                 (b) Sub has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Sub and the consummation by Sub of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Sub and by Parent as the sole stockholder of Sub, and no other corporate proceedings on the part of Sub are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Sub and constitutes a valid and binding obligation of Sub, enforceable against Sub in accordance with its terms.

                 3.4 Capitalization of Parent. Parent's authorized capital stock consists solely of (a) 75,000,000 shares of common stock, $1.00 par value per share ("Parent Common Stock"), and (b) 5,000,000 shares of preferred stock, no par value ("Parent Preferred Stock"), of which 300,000 shares are designated as "Series A Preferred Stock." As of August 16, 1996, (i) 30,921,235 shares of Parent Common Stock were issued and outstanding, (ii) 3,828,540 shares of Parent Common Stock were issuable upon the exercise or conversion of options, warrants or convertible securities granted or issuable by Parent, other than the rights ("Parent Rights") issued under the rights agreement, dated January 9, 1996, between Parent and Harris Trust and Savings Bank (the "Parent Rights Agreement"), (iii) no shares of Parent Preferred Stock were issued and outstanding, and (iv) 309,212 shares of Series A Preferred Stock were issuable upon exercise of the Parent Rights in accordance with the terms of the Parent Rights Agreement. Since August 16, 1996, Parent has not issued any shares of its capital stock except upon the exercise of such options, warrants or convertible securities. Each outstanding share of Parent capital stock is, and all shares of Parent Common Stock to be issued in connection with the Merger will be, duly authorized and validly issued, fully paid and nonassessable and free of any preemptive rights. As of the date hereof, other than as set forth above, in the Parent SEC Documents (as defined in Section 3.7) or in Section
3.4 to the Parent Disclosure Schedule, there are no outstanding shares of capital stock or subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by Parent of any securities of Parent, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of Parent; and Parent has no obligation of any kind to issue any additional securities or to pay for securities of Parent or any predecessor. Parent has no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of Parent Common Stock.

                 3.5 Conflicts, Consents and Approvals. Neither the execution and delivery of this Agreement by Parent or Sub nor the consummation of the transactions contemplated hereby will:

                 (a) conflict with, or violate any provision of the Certificate of Incorporation or By-laws (or any similar organizational document) of Parent or any subsidiary of Parent;

                 (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound;

                 (c) violate any order, writ, injunction, decree, statute, rule or regulation, applicable to Parent or any of its subsidiaries or their respective properties or assets; or

                 (d) require any action or consent or approval of, or review by, or registration or filing by Parent or any of its affiliates with any third party or any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority (a "Governmental Authority"), other than
         (i) approval of the Share Issuance by Parent Stockholders, (ii) approval of the listing of the shares of Parent Common Stock to be issued in the Merger on the

         NYSE, subject to official notice of issuance, (iii) actions required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act"), and (iv) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement;

except for any of the foregoing that are set forth in subsections (b), (c) or
(d) of Section 3.5 to the Parent Disclosure Schedule and, in the case of (b),
(c) and (d), for any of the foregoing that would not, in the aggregate, have a material adverse effect on Parent or that would not prevent or delay the consummation of the transactions contemplated hereby.

                 3.6 Absence of Certain Changes. Except as set forth in the Parent SEC Documents filed with the Commission as of the date hereof, since December 31, 1995, (i) each of Parent and its subsidiaries has conducted its business in the ordinary course, consistent with past practice, (ii) no event has occurred which has or which would reasonably be expected to have, in the aggregate, a material adverse effect on Parent (but, excluding for such purposes, events that are generally applicable in Parent's and the Company's industry and the United States economy), and (iii) neither Parent nor any of its subsidiaries has taken any action which would be prohibited by Section 5.2(a).

                 3.7 Parent SEC Documents. Each of Parent and its subsidiaries has timely filed with the Commission all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since December 31, 1992 under the Securities Exchange Act of 1934 (together with the rules and regulations thereunder, the "Exchange Act") or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Parent SEC Documents"). The Parent SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The financial statements (including the related notes) of Parent included in the Parent SEC Documents were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of Parent as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

                 3.8   Taxes.  Except as set forth in the Parent SEC Documents,
(i) each of Parent and its subsidiaries has duly filed all federal and state income tax returns and all other material tax returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by Parent or any of its subsidiaries prior to the date hereof and will file, on or before the Effective Time, all such returns which are required to be filed after the date hereof and on or before the Effective Time, (ii) all of the foregoing returns and reports are true and correct in all material respects, and each of Parent and its subsidiaries has paid or, prior to the Effective Time, will pay all taxes required to be paid in respect of the periods covered by such returns or reports to any federal, state, foreign, local or other taxing authority, (iii) each of Parent and its subsidiaries has paid or made adequate provision (in accordance with generally accepted accounting principles) in the financial statements of Parent included in the Parent SEC Documents for all taxes payable in respect of all periods ending on or prior to December 31, 1995, (iv) neither Parent nor any of its subsidiaries will have any material liability for any taxes in excess of the amounts so paid or reserves so established and neither Parent nor any of its subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge and none of them has requested any extension of time within which to file any returns in respect of any fiscal year which have not since been filed,
(v) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing (tentatively or definitely), in each case, by any taxing authority, against Parent or any of its subsidiaries for which there are not adequate reserves in its financial statements (in accordance with generally accepted accounting principles), (vi) as of the date of this Agreement, there are no extensions or waivers or pending requests for extensions or waivers of the time to assess or collect any such tax, (vii) the federal income tax returns of Parent have never been audited by the Internal Revenue Service, and the federal income tax returns of its subsidiaries have not been audited by the Internal Revenue Service, since February 25, 1977,
(viii) neither Parent nor any of its subsidiaries is or has been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which Parent is currently a member, (ix) there are no liens for taxes on any assets of Parent or any of its subsidiaries (other than statutory liens for taxes not yet due or liens for which adequate reserves have been established in its financial statements in accordance with generally accepted accounting principles), (x) Parent and its subsidiaries have withheld and paid (and until the Effective Time will withhold and pay) all income, social security, unemployment, and all other material payroll taxes required to be withheld (including, without limitation, pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign law) and paid in connection with amounts paid to any employee, independent contractor, stockholder, creditor or other third party, and (xi) Parent has not filed an election under
Section 341(f) of the Code to be treated as a consenting corporation. For purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign taxes including interest and penalties thereon and additions to tax. In addition, the term "tax return" shall mean any return, declaration, statement, report, schedule, certificate, form information return, or any other document (including any related or supporting information) required to be supplied to, or filed with, a taxing authority (foreign or domestic) in connection with taxes.

                 3.9 Compliance with Law. Each of Parent and its subsidiaries is in compliance with, and at all times since December 31, 1992 has been in compliance with, all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by any Governmental Authority (collectively, "Applicable Law") relating to it or its business or properties, except for any such failures to be in compliance therewith which, in the aggregate, would not have a material adverse effect on Parent.

                 3.10 Registration Statement. None of the information provided by Parent or any of its subsidiaries for inclusion in the registration statement on Form S-4 to be filed with the Commission by Parent under the Securities Act, including the prospectus (as amended, supplemented or modified, the "Prospectus") relating to shares of Parent Common Stock to be issued in the Merger and the joint proxy statement and form of proxies relating to the vote of Company Stockholders with respect to the Merger and the Parent Stockholders with respect to the Share Issuance (collectively and as amended, supplemented or modified, the "Proxy Statement") contained therein (such registration statement as amended, supplemented or modified, the "Registration Statement"), at the time the Registration Statement becomes effective or, in the case of the Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Registration Statement and Proxy Statement, except for such portions thereof that relate only to the Company and its subsidiaries, will comply in all material respects with the provisions of the Securities Act and the Exchange Act.

                 3.11 Litigation. Except as set forth in the Parent SEC Documents, there is no suit, claim, action, proceeding or investigation (an "Action") pending or, to the knowledge of Parent, threatened against Parent or any of its subsidiaries which, in the aggregate, could reasonably be expected to have a material adverse effect on Parent. Neither Parent nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which, in the aggregate, could reasonably be expected to have a material adverse effect on Parent.

                 3.12 Brokerage and Finder's Fees. Except for Parent's obligation to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") (a copy of the agreement relating to such obligation having previously been provided to the Company), Parent has not incurred and will not incur, directly or indirectly, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Other than the foregoing obligation to DLJ, Parent is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby.

                 3.13 Opinion of Financial Advisor. Parent has received the opinion of DLJ to the effect that, as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view.

                 3.14 Accounting Matters. To the best knowledge of Parent, neither Parent nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by the Company or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling-of-interests for financial reporting purposes in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the Commission thereon.

                 3.15 Tax-Free Reorganization. To the best knowledge of Parent, neither Parent nor any of its subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                 3.16  Employee Benefit Plans.

                 (a) For purposes of this Agreement, the following terms have the definitions given below:

                       "Controlled Group Liability" means any and all
                 liabilities under (i) Title IV of ERISA, (ii) section 302 of ERISA, (iii) sections 412 and 4971 of the Code, (iv) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (v) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the Parent Plans with respect to Parent, or Company Plans (as defined below) with respect to the Company.

                       "ERISA" means the Employee Retirement Income Security
                 Act of 1974, as amended, and the regulations thereunder.

                       "ERISA Affiliate" means, with respect to any entity,
                 trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or
                 (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

                       "Parent Plans" means all employee benefit plans,
                 programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by Parent or any of its subsidiaries or to which Parent or any of its subsidiaries contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Parent Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

                 (b) Section 3.16 to the Parent Disclosure Schedule lists all Parent Plans. With respect to each Parent Plan, Parent has made available to the Company a true, correct and complete copy of: (i) each writing constituting a part of such Parent Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the IRS, if any.

                 (c) The Internal Revenue Service has issued a favorable determination letter with respect to each Parent Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Parent Plan") and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Parent Plan or the related trust.

                 (d) All contributions required to be made to any Parent Plan by Applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Parent Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected in Parent's financial statements contained in the Parent SEC Documents.

                 (e) Parent and its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Parent Plans. There is not now, and there are no existing, circumstances that standing alone could give rise to, any requirement for the posting of security with respect to a Parent Plan or the imposition of any lien on the assets of Parent or any of its subsidiaries under ERISA or the Code.

                 (f) Except as set forth in Section 3.16(f) to the Parent Disclosure Schedule, no Parent Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. No Parent Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), nor has Parent or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within five years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

                 (g) There does not now exist, and there are no existing, circumstances that could result in, any Controlled Group Liability that would be a liability of Parent or any of its subsidiaries following the Closing, other than normal funding responsibilities. Without limiting the generality of the foregoing, neither Parent nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

                 (h) Except as set forth in Section 3.16(h) to the Parent Disclosure Schedule and except for health continuation coverage as required by
Section 4980B of the Code or Part 6 of Title I of ERISA, neither Parent nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

                 (i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee or director or former employee or former director of Parent or any of its subsidiaries, pursuant to a "change in control" or "change of control" or otherwise. Without limiting the generality of the foregoing and except as set forth in Section 3.16(i) to the Parent Disclosure Schedule, no amount paid or payable by Parent or any of its subsidiaries in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                 (j) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Parent Plans, any fiduciaries thereof with respect to their duties to the Parent Plans or the assets of any of the trusts under any of the Parent Plans which could reasonably be expected to result in any material liability of Parent or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

                 3.17 Contracts. None of Parent, any of its subsidiaries, or, to the knowledge of Parent, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default by Parent under, any contract, agreement, guarantee, lease or executory commitment (each a "Contract") to which it is a party, except such violations or defaults under such Contracts which, in the aggregate, would not have a material adverse effect on Parent.

                 3.18 Labor Relations. There is no unfair labor practice complaint against Parent or any of its subsidiaries pending before the NLRB and there is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or, to the knowledge of Parent, threatened against or involving Parent or any of its subsidiaries, except for any such proceedings which would not have a material adverse effect on Parent. Except as disclosed in the Parent SEC Documents, neither Parent nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of Parent, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of Parent or any of its subsidiaries.

                 3.19 Permits. Each of Parent and its subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders (collectively, "Permits") necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for any such Permits the failure of which to possess, in the aggregate, would not reasonably be expected to have a material adverse effect on Parent.

                 3.20  Environmental Matters.

                 (a) As used herein, the term "Environmental Laws" means all applicable federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all applicable authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder to the extent applicable to the specific operations of Parent or the Company, as applicable.

                 (b) Except as set forth in the Parent SEC Documents filed with the Commission as of the date hereof, there are, with respect to Parent, its subsidiaries or any predecessor of the foregoing, no past or present violations of Environmental Laws, releases of any materials into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws, other than those which, in the aggregate, would not reasonably be expected to have a material adverse effect on Parent and none of Parent and its subsidiaries has received any notice with respect to any of the foregoing, nor is any Action pending or threatened in connection with any of the foregoing that, if adversely determined, could reasonably be expected to have a material adverse effect on Parent.

                 (c) Except as set forth in the Parent SEC Documents filed with the Commission as of the date hereof, no Hazardous Materials are contained on or about any real property currently owned, leased or used by Parent or any of its subsidiaries and no Hazardous Materials were released on or about any real property previously owned, leased or used by Parent or any of its subsidiaries during the period the property was so owned, leased or used, except in the normal course of Parent's business, other than those which, in the aggregate, would not reasonably be expected to have a material adverse effect on Parent.

                 3.21  Company Stock Ownership.  Except as set forth in Section
3.21 to the Parent Disclosure Schedule, neither Parent nor any of its "affiliates" or "associates" "owns" (as each of such terms is defined in Section 203 of the DGCL) any shares of Company Common Stock or other securities convertible into Company Common Stock.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                 In order to induce Parent and Sub to enter into this Agreement, the Company hereby represents and warrants to Parent and Sub that the statements contained in this Article IV are true, correct and complete.

                 4.1 Organization and Standing. Each of the Company and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. Each of the Company and its subsidiaries is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates makes such qualification necessary, except where the failure to be so qualified or in good standing in such jurisdiction would not have a material adverse effect on the Company. The copies of the Certificate of Incorporation and By-laws (or similar organizational documents) of the Company and each of its subsidiaries, which have previously been made available to Parent, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                 4.2 Subsidiaries. As of the date hereof, other than immaterial interests, the Company does not own, directly or indirectly, any equity or other ownership interest in any corporation, partnership, joint venture or other entity or enterprise, except as set forth in Section 4.2 to the disclosure schedule (the "Company Disclosure Schedule") delivered by the Company to Parent and dated the date hereof. Section 4.2 to the Company Disclosure Schedule sets forth as to each subsidiary of the Company: (i) its name and jurisdiction of incorporation or organization, (ii) its authorized capital stock or share capital and (iii) the number of issued and outstanding shares of its capital stock or share capital. Except as set forth in Section 4.2 of the Company Disclosure Schedule, each of the outstanding shares of capital stock of each of the Company's subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all liens, pledges, security interests, claims or other encumbrances, other than liens imposed by law which could not reasonably be expected to have, in the aggregate, a material adverse effect on the Company. Other than as set forth in Section 4.2 to the Company Disclosure Schedule, there are no outstanding shares of capital stock or subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer of any securities of any subsidiary of the Company, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of any subsidiary of the Company; and no subsidiary of the Company has any obligation of any kind to issue any additional securities or to pay for securities of any subsidiary of the Company or any predecessor thereof. As used in this Section 4.2, "capital stock" shall include capital stock or other ownership interests having by their terms ordinary voting power to elect directors or others performing similar functions with respect to such entity.

                 4.3 Corporate Power and Authority. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the Merger and the adoption and authorization of this Agreement by the stockholders of the Company in accordance with the DGCL and this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company Stockholders for adoption at a stockholders meeting and, except for the adoption of this Agreement by the affirmative vote of the holders of a majority of shares of Company Common Stock in accordance with the Applicable Law, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.


                 4.4 Capitalization of the Company. The Company's authorized capital stock consists solely of (a) 20,000,000 shares of common stock, $0.01 par value per share ("Company Common Stock") and (b) 10,000,000 shares of preferred stock, $.01 par value per share ("Company Preferred Stock"), of which 1,000,000 are designated as "Series A Junior Preferred Stock". As of August 16, 1996, (i) 13,307,251 shares of Company

Common Stock were issued and outstanding, (ii) 654,026 shares of Company Common Stock were issuable upon the exercise or conversion of outstanding options, warrants or convertible securities granted or issuable (on a contingent basis or otherwise) by the Company, other than the rights (the "Company Rights") issued under the Company Rights Agreement (as defined below), (iii) no shares of Company Preferred Stock were issued and outstanding, and (iv) 13,308 shares of "Series A Junior Preferred Stock" were issuable upon exercise of the Company Rights in accordance with the terms of the Company Rights Agreement. Since August 16, 1996, the Company has not issued any shares of its capital stock except upon the exercise of such options, warrants or convertible securities. Each outstanding share of Company capital stock is duly authorized and validly issued, fully paid and nonassessable and free of any preemptive rights. As of the date hereof, other than as set forth above, in the Company SEC Documents (as defined in Section 4.7) or in Section 4.4 to the Company Disclosure Schedule, there are no outstanding shares of capital stock or subscriptions, options, warrants, puts, calls, agreements, understandings, claims or other commitments or rights of any type relating to the issuance, sale or transfer by the Company of any securities of the Company, nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of the Company; and the Company has no obligation of any kind to issue any additional securities or to pay for securities of the Company or any predecessor. The Company has no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of Company Common Stock.

                 4.5 Conflicts; Consents and Approvals. Neither the execution and delivery of this Agreement by the Company, nor the consummation of the transactions contemplated hereby will:

                 (a) conflict with, or violate any provision of the Certificate of Incorporation or By-laws (or any similar organizational document) of the Company or any subsidiary of the Company;

                 (b) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any party (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or result in the termination, acceleration or cancellation of, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of their respective properties or assets may be bound;

                 (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets; or

                 (d) require any action or consent or approval of, or review by, or registration or filing by the Company or any of its affiliates with any third party or any Governmental Authority, other than (i) authorization of the Merger and the transactions contemplated hereby by Company Stockholders, (ii) actions required by the HSR Act and
         (iii) registrations or other actions required under federal and state securities laws as are contemplated by this Agreement;

except for any of the foregoing that are set forth in subsections (b), (c) or
(d) of Section 4.5 of the Company Disclosure Schedule and, in the case of (b),
(c) and (d), for any of the foregoing that would not, in the aggregate, have a material adverse effect on the Company or that would not prevent or delay the consummation of the transactions contemplated hereby.

                 4.6 Absence of Certain Changes. Except as set forth in the Company SEC Documents filed with the Commission as of the date hereof, since March 29, 1996, (i) each of the Company and its subsidiaries has conducted its business in the ordinary course, consistent with past practice, (ii) no event has occurred which has or which would reasonably be expected to have, in the aggregate, a material adverse effect on the Company (but, excluding for such purposes, events that are generally applicable in Parent's and the Company's industry and the United States economy), and (iii) neither the Company nor any of its subsidiaries has taken any action which would be prohibited by Section 5.3(a).

                 4.7 Company SEC Documents. Each of the Company and its subsidiaries has timely filed with the Commission all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since September 23, 1993 under the Exchange Act or the Securities Act (such documents, as supplemented and amended since the time of filing, collectively, the "Company SEC Documents"). The Company SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the

Exchange Act and the Securities Act, as the case may be. The financial statements (including the related notes) of the Company included in the Company SEC Documents were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (subject in the case of unaudited statements to normal, recurring and year-end audit adjustments) in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

                 4.8 Taxes. Except as set forth in the Company SEC Documents or in Section 4.8 to the Company Disclosure Schedule, (i) each of the Company and its subsidiaries has duly filed all federal and state income tax returns and all other material tax returns (including, but not limited to, those filed on a consolidated, combined or unitary basis) required to have been filed by the Company or any of its subsidiaries prior to the date hereof and will file, on or before the Effective Time, all such returns which are required to be filed after the date hereof and on or before the Effective Time, (ii) all of the foregoing returns and reports are true and correct in all material respects, and each of the Company and its subsidiaries has paid or, prior to the Effective Time, will pay all taxes required to be paid in respect of the periods covered by such returns or reports to any federal, state, foreign, local or other taxing authority, (iii) each of the Company and its subsidiaries has paid or made adequate provision (in accordance with generally accepted accounting principles) in the financial statements of the Company included in the Company SEC Documents for all taxes payable in respect of all periods ending on or prior to December 31, 1995, (iv) neither the Company nor any of its subsidiaries will have any material liability for any taxes in excess of the amounts so paid or reserves so established and neither the Company nor any of its subsidiaries is delinquent in the payment of any material tax, assessment or governmental charge and none of them has requested any extension of time within which to file any returns in respect of any fiscal year which have not since been filed, (v) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing (tentatively or definitely), in each case, by any taxing authority, against the Company or any of its subsidiaries for which there are not adequate reserves in its financial statements (in accordance with generally accepted accounting principles), (vi) as of the date of this Agreement, there are no extensions or waivers or pending requests for extensions or waivers of the time to assess or collect any such tax, (vii) the federal income tax returns of the Company and its subsidiaries have been audited by the Internal Revenue Service through the fiscal year ending March 31, 1989, (viii) neither the Company nor any of its subsidiaries is or has been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which the Company is currently a member (other than RBPI Holding Corporation and its subsidiaries),

(ix) there are no liens for taxes on any assets of the Company or any of its subsidiaries (other than statutory liens for taxes not yet due or liens for which adequate reserves have been established in its financial statements in accordance with generally accepted accounting principles), (x) the Company and its subsidiaries have withheld and paid (and until the Effective Time will withhold and pay) all income, social security, unemployment, and all other material payroll taxes required to be withheld (including, without limitation, pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign law) and paid in connection with amounts paid to any employee, independent contractor, stockholder, creditor or other third party, and (xi) the Company has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

                 4.9 Compliance with Law. Each of the Company and its subsidiaries is in compliance with, and at all times since December 31, 1992 has been in compliance with, all Applicable Law relating to it or its business or properties, except for any such failures to be in compliance therewith which, in the aggregate, would not have a material adverse effect on the Company.

                 4.10 Registration Statement. None of the information provided by the Company or any of its subsidiaries for inclusion in the Registration Statement at the time it becomes effective or, in the case of the Proxy Statement, at the date of mailing, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Each of the Registration Statement and Proxy Statement, except for such portions thereof that relate only to Parent and its subsidiaries, will comply in all material respects with the provisions of the Securities Act and the Exchange Act.

                 4.11 Litigation. Except as set forth in the Company SEC Documents, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries which, in the aggregate, could reasonably be expected to have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which, in the aggregate, could reasonably be expected to have a material adverse effect on the Company.

                 4.12 Brokerage and Finder's Fees. Except for the Company's obligation to Dillon, Read & Co. Inc. ("Dillon Read") (a copy of the written agreement relating to such obligation having previously been provided to Parent), the Company has not incurred and will not incur, directly or indirectly, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement. Other than the foregoing obligation to

Dillon Read, the Company is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiation of this Agreement or in connection with the transactions contemplated hereby.

                 4.13 Opinion of Financial Advisor. The Company has received the opinion of Dillon Read to the effect that, as of the date hereof, the Exchange Ratio is fair to the Company Stockholders from a financial point of view.

                 4.14 Accounting Matters. To the best knowledge of the Company, neither the Company nor any of its affiliates has taken or agreed to take any action that (without giving effect to any actions taken or agreed to be taken by Parent or any of its affiliates) would prevent Parent from accounting for the business combination to be effected by the Merger as a pooling-of-interests for financial reporting purposes in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the Commission thereon.

                 4.15 Tax-Free Reorganization. To the best knowledge of the Company, neither the Company nor any of its subsidiaries has taken any action or failed to take any action which action or failure would jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

                 4.16  Employee Benefit Plans.

                 (a) For purposes of this Agreement, "Company Plans" means all employee benefit plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one person or more than one person, sponsored or maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Company Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

                 (b) Section 4.16 to the Company Disclosure Schedule lists all Company Plans. With respect to each Company Plan, the Company has made available to Parent a true, correct and complete copy of: (i) each writing constituting a part of such Company Plan, including without limitation all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (ii) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (iii) the current summary plan description, if any; (iv) the most recent annual financial report, if any; and (v) the most recent determination letter from the IRS, if any.

                 (c) The Internal Revenue Service has issued a favorable determination letter with respect to each Company Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified Company Plan") and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified Company Plan or the related trust.

                 (d) All contributions required to be made to any Company Plan by Applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected in the Company's financial statements contained in the Company SEC Documents.

                 (e) The Company and its subsidiaries have complied, and are now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the Company Plans. There is not now, and there are no existing, circumstances that standing alone could give rise to, any requirement for the posting of security with respect to a Company Plan or the imposition of any lien on the assets of the Company or any of its subsidiaries under ERISA or the Code.

                 (f) Except as set forth in Section 4.16(f) to the Company Disclosure Schedule, no Company Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. No Company Plan is a Multiemployer Plan (as defined in Section 3.16) or a Multiple Employer Plan (as defined in
Section 3.16), nor has the Company or any of its subsidiaries or any of their respective ERISA Affiliates, at any time within five years before the date hereof, contributed to or been obligated to contribute to any Multiemployer Plan or Multiple Employer Plan.

                 (g) There does not now exist, and there are no existing, circumstances that could result in, any Controlled Group Liability that would be a liability of the Company or any of its subsidiaries following the Closing, other than normal funding responsibilities. Without limiting the generality of the foregoing, neither the Company nor any of its subsidiaries nor any of their respective ERISA Affiliates has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

                 (h) Except as set forth in Section 4.16(h) to the Company Disclosure Schedule and except for health continuation coverage as required by
Section 4980B of the Code or Part 6 of Title I of ERISA, neither the Company nor any of its subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

                 (i) Except as set forth in Section 4.16(i) to the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee or director or former employee or former director of the Company or any of its subsidiaries, pursuant to a "change in control" or "change of control" or otherwise. Without limiting the generality of the foregoing and except as set forth in Section 4.16(i) to the Company Disclosure Schedule, no amount paid or payable by the Company or any of its subsidiaries in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

                 (j) There are no pending or threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans which could reasonably be expected to result in any material liability of the Company or any of its subsidiaries to the Pension Benefit Guaranty Corporation, the Department of Treasury, the Department of Labor or any Multiemployer Plan.

                 4.17 Contracts. Except as set forth in Section 4.17 of the Company Disclosure Schedule, none of the Company, any of its subsidiaries, or, to the knowledge of the Company, any other party thereto is in violation of or in default in respect of, nor has there occurred an event or condition which with the passage of time or giving of notice (or both) would constitute a default by the Company under, any Contract to which it is a party, except such violations or defaults under such Contracts which, in the aggregate, would not have a material adverse effect on the Company.

                 4.18 Labor Relations. There is no unfair labor practice complaint against the Company or any of its subsidiaries pending before the NLRB and there is no labor strike, dispute, slowdown or stoppage, or any union organizing campaign, actually pending or, to the knowledge of the Company, threatened against or involving the Company or any of its subsidiaries, except for any such proceedings which would not have a material adverse effect on the Company. Except as disclosed in the Company SEC Documents, neither the Company nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. To the knowledge of the Company, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of the Company or any of its subsidiaries.

                 4.19 Permits. Each of the Company and its subsidiaries is in possession of all Permits necessary to own, lease and operate its properties and to carry on its business as it is now being conducted, except for any such Permits the failure of which to possess, in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

                 4.20  Environmental Matters.

                 (a) Except as set forth in the Company SEC Documents filed with the Commission as of the date hereof, there are, with respect to the Company, its subsidiaries or any predecessor of the foregoing, no past or present violations of Environmental Laws, releases of any materials into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws, other than those which, in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole , and none of the Company and its subsidiaries has received any notice with respect to any of the foregoing, nor is any Action pending or threatened in connection with any of the foregoing that, if adversely determined, could reasonably be expected to have a material adverse effect on the Company.

                 (b) Except as set forth in Section 4.20 to the Company Disclosure Schedule or set forth in the Company SEC Documents filed with the Commission as of the date hereof, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its subsidiaries and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its subsidiaries during the period the property was so owned, leased or used, except in the normal course of the Company's business, other than those which, in the aggregate, would not reasonably be expected to have a material adverse effect on the Company.

                 4.21  Parent Stock Ownership.  Except as set forth in Section
4.21 to the Company Disclosure Schedule, neither the Company nor any of its "affiliates" or "associates" "owns" (as each of such terms is defined in Section 203 of the DGCL) any shares of Parent Common Stock or other securities convertible into Parent Common Stock.

                 4.22 DGCL Section 203 and State Takeover Laws. Assuming the accuracy of the representations and warranties set forth in Section 3.21, prior to the date hereof, the Board of Directors of the Company has taken all action necessary to exempt under or make not subject to Section 203 of the DGCL: (i) the execution of this Agreement, (ii) the Merger and (iii) the transactions contemplated hereby.

                 4.23 Company Rights Agreement. The Company has taken all action necessary, if any, in respect of the Rights Agreement dated as of July 26, 1994, between the Company and Chemical Mellon Shareholder Services, LLC (the "Company Rights Agreement"), so as to provide that none of Parent and its affiliates will become an "Acquiring Person" and that no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Company Rights Agreement) will occur as a result of the execution of this Agreement or the consummation of the Merger pursuant to this Agreement.


                                   ARTICLE V

                            COVENANTS OF THE PARTIES

                 The parties hereto agree as follows with respect to the period from and after the execution of this Agreement.

                 5.1   Mutual Covenants.

                 (a) General. Each of the parties shall use its reasonable efforts to take all action and to do all things necessary, proper or advisable to consummate the Merger and the transactions contemplated by this Agreement as promptly as possible (including, without limitation, using its reasonable efforts to cause the conditions set forth in Article VI for which they are responsible to be satisfied as soon as reasonably practicable and to prepare, execute and deliver such further instruments and take or cause to be taken such other and further action as any other party hereto shall reasonably request).

                 (b) HSR Act. As soon as practicable, and in any event no later than ten business days after the date hereof, each of the parties hereto will file any Notification and

Report Forms and related material required to be filed by it with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the HSR Act with respect to the Merger, will use its reasonable efforts to obtain an early termination of the applicable waiting period, and shall promptly make any further filings pursuant thereto that may be necessary, proper or advisable.

                 (c) Other Governmental Matters. Each of the parties shall use its reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any Governmental Authority that it may be required to give, make or obtain.

                 (d) Pooling-of-Interests. Each of the parties shall use its reasonable efforts to cause the Merger to qualify for pooling-of-interests accounting treatment for financial reporting purposes.

                 (e) Tax-Free Treatment. Each of the parties shall use its reasonable efforts to cause the Merger to constitute a tax-free
"reorganization" under Section 368(a) of the Code and to permit Weil, Gotshal & Manges LLP to issue its opinion provided for in Section 6.2(c).

                 (f) Public Announcements. Unless otherwise required by Applicable Law or requirements of the NYSE or The Nasdaq Stock Market, at all times prior to the earlier of the Effective Time or termination of this Agreement pursuant to Section 7.1, Parent and the Company shall consult with each other before issuing any press release with respect to the Merger and shall not issue any such press release prior to such consultation.

                 (g) Access. Subject to Applicable Law, from and after the date of this Agreement until the Effective Time (or the termination of this Agreement), Parent and the Company shall permit representatives of the other to have reasonable access to the other's officers, employees, premises, properties, books, records, contracts, tax records and documents. Information obtained by Parent and the Company pursuant to this Section 5.1(g) shall be subject to the provisions of the confidentiality agreement between them dated August 1, 1996 (the "Confidentiality Agreement"), which agreement remains in full force and effect.

                 (h) Stockholders Meetings. Each of Parent and the Company shall duly call, give notice of, convene and hold a meeting of its stockholders, to be held as promptly as practicable following the date hereof for the purpose of obtaining the requisite stockholder approvals and adoptions in connection with this Agreement, the Share Issuance and the Merger, and each shall use reasonable efforts to cause such meetings to occur on the same date. Subject to its fiduciary duties under Applicable Law as advised by counsel, the Board of Directors of each of Parent and the Company will (i) recommend that its stockholders approve such matters and (ii) use reasonable efforts to obtain any necessary approvals by its stockholders.

                 (i) Preparation of Proxy Statement and Registration Statement. Each of Parent and the Company shall cooperate to, and shall, as soon as is reasonably practicable, prepare and file the Proxy Statement with the Commission on a confidential basis. Each of Parent and the Company shall cooperate to prepare and file, and Parent shall prepare and file, the Registration Statement with the Commission as soon as is reasonably practicable following clearance of the Proxy Statement by the Commission and each of Parent and the Company shall cooperate to, and shall, use all reasonable efforts to have the Registration Statement declared effective by the Commission as promptly as practicable and to maintain the effectiveness of the Registration Statement through the Effective Time. Parent shall advise the Company promptly after it receives notice of (i) the Registration Statement being declared effective or any supplement or amendment thereto being filed with the Commission, (ii) the issuance of any stop order in respect of the Registration Statement, and (iii) the receipt of any correspondence, comments or requests from the Commission in respect of the Registration Statement. If at any time prior to the Effective Time, any information pertaining to the Company contained in or omitted from the Registration Statement makes statements contained in the Registration Statement false or misleading, the Company shall promptly so inform Parent and provide Parent with the information necessary to make such statements contained therein not false and misleading. Each of Parent and Company shall also cooperate to, and shall, take such other reasonable actions (other than qualifying to do business in any jurisdiction in which it is not so qualified) required to be taken under any applicable state securities laws in connection with the Share Issuance.

                 (j) Notification of Certain Matters. Each of Parent and the Company shall give prompt notice to the other party of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement made by such party to be untrue or inaccurate at or prior to the Effective Time and (ii) any material failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.1(j) shall not limit or otherwise affect the remedies available hereunder to any party.

                 (k) Affiliates. Each of Parent and the Company shall use its reasonable efforts to cause each such person who may be at the Effective Time or was on the date hereof an "affiliate" of such party within the meaning of Rule 145 under the Securities Act, to execute and deliver to Parent no less than 35 days prior to the date of the meeting of such party's stockholders written undertakings in the form attached hereto as Exhibit 5.1(k).

                 5.2   Covenants of Parent.

                 (a) Conduct of Parent's Operations. During the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause its subsidiaries to, conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement pursuant to Section 7.1, Parent shall not, and with respect to clauses (i) and (ii) below, Sub shall not, and with respect to clauses (iii) and (iv) below, Parent shall cause each of its subsidiaries to not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby, without the prior written consent of the Company:

                 (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, or (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any of its securities (except in connection with the use of shares of capital stock of Parent to pay the exercise price or tax withholding in connection with stock-based employee benefit plans of Parent);

                 (ii) make or propose any change in its Certificate of Incorporation, as amended, or By-laws, as amended, or other organizational documents;

                 (iii) subject to the limitations of clause (iv) below, merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person, that would involve, in any case, the payment of more than $100,000,000 or the issuance of more than 10% of the outstanding Parent Common Stock on the date hereof or, in the aggregate, the payment of more than $200,000,000 or the issuance of more than 20% of the outstanding Parent Common Stock on the date hereof, other than in connection with this Agreement and the transactions contemplated hereby;

                 (iv) conduct its business in a manner or take, or cause to be taken, any other action that would or might reasonably be expected to prevent or materially delay Parent or Sub from consummating the transactions contemplated by this Agreement (regardless of whether such action would otherwise be permitted or not prohibited hereunder), including without limitation, any action that may materially limit or delay the ability of Parent or Sub to consummate the transactions contemplated by this Agreement as a result of antitrust or securities laws or other regulatory concerns; or

                 (v)      agree to take any action prohibited by the foregoing.

                 (b) Indemnification; Insurance. (i) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless to the fullest extent permitted under Applicable Law each person who is now, or has been at any time prior to the date hereof, an officer, director, employee, trustee or agent of the Company (or any subsidiary or division thereof), including, without limitation, each person controlling any of the foregoing persons (individually, an "Indemnified Party" and collectively, the "Indemnified Parties"), against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation (and shall pay expenses for legal fees in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware law, provided that the Indemnified Party agrees that, in the event that it is ultimately determined that such Indemnified Party is not entitled to the payment of such expenses, for any reason, such Indemnified Party shall reimburse Parent or the Surviving Corporation for such expenses paid in advance) arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before the Effective Time and including, without limitation, liabilities arising under the Securities Act, the Exchange Act and state corporation laws in connection with the Merger; provided that the Surviving Corporation shall pay for only one law firm (in addition to local counsel) for all Indemnified Parties, unless the use of one law firm for all Indemnified Parties would present such law firm with a conflict of interest. Parent shall cause the Surviving Corporation to keep in effect the Company's current provisions in its Certificate of Incorporation and By-laws providing for exculpation of director and officer liability and indemnification of the Indemnified Parties to the fullest extent permitted under the DGCL. In the event of any actual or threatened claim, action, suit, proceeding or investigation in respect of such acts or omissions, Parent shall cause the Surviving Corporation to cooperate in the defense of any such matter; provided, however, that the Surviving Corporation shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld). Parent shall, and shall cause the Surviving Corporation to, maintain the Company's existing indemnification provisions.

                          (ii)    From and after the Effective Time, Parent
shall, or shall cause the Surviving Corporation to, maintain in effect for not less than 6 years, the current policies of directors' and officers' liability insurance maintained by the Company; provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties.

                 (c) Consulting Agreement. Simultaneous herewith, Parent is entering into a consulting agreement with Thomas W. Sturgess in the form of
Exhibit 5.2(c).

                 (d) Listing Application. Parent shall, as soon as practicable following the date hereof, prepare and submit to the NYSE a subsequent listing application covering the shares of Parent Common Stock issuable in the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such shares of Parent Common Stock, subject to official notice of issuance.

                 (e) Directors of Parent. Immediately after the Effective Time, Parent will take such action as may be necessary to create two additional seats on the Board of Directors of Parent and to cause Thomas W. Sturgess and one of the individuals set forth in Section 5.2(e) to the Company Disclosure Schedule, as selected by Parent (Mr. Sturgess and such individual initially selected by Parent being referred to herein as the "New Members") to be elected to the Board of Directors of Parent. For a period of two years following the Effective Time, Parent shall take, or cause to be taken, all action necessary to nominate the New Members for election to the Board of Directors of Parent and, in accordance with its normal solicitation efforts, solicit proxies for their election to such Board of Directors.

                 (f) Employee Benefits. (i) Parent intends that, until at least December 1, 1997, it will or will cause the Surviving Corporation to, honor and maintain in effect the Company Plans (other than those under which the participants' interests are based in whole or in part upon Company Common Stock or the respective market price thereof) substantially in the form as of the date hereof, with such revisions or amendments as may be required by Applicable Law. Parent shall take, and shall cause the Surviving Corporation to take, any and all actions necessary to amend the Company Plans as of the Effective Time to remove or modify all provisions therefrom which provide benefits which are based in whole or in part upon Company Common Stock or the respective market price thereof.

                          (ii) The parties hereto each acknowledge and agree that the transactions contemplated by this Agreement shall constitute a "Change of Control," a "Change in Control" or any other term with a similar intended effect, and a "Retirement" with respect to "Outside Director Participants" (as those two terms are defined in the Company's 1993 Stock Option Plan), for purposes of the plans, agreements and arrangements listed in Section 5.2(f)(ii) of the Company Disclosure Schedule, and Parent shall, and shall cause the Surviving Corporation to, honor the terms of such plans, agreements and arrangements.

                          (iii) In the event that Phil Surles, Mike Garvin, Merle Miller or any of up to 40 corporate headquarters employees of the Company or any of its subsidiaries listed on a schedule to be delivered within two days from the date hereof, which schedule shall be added to and become part of Section 5.2(f)(iii) of the Company Disclosure Schedule, is terminated by the Surviving Corporation for any reason other than "cause" within six months following the Effective Time, Parent shall, or shall cause the Surviving Corporation to, provide such individual with the severance benefits set forth in Section 5.2(f)(iii) of the Company Disclosure Schedule. For purposes of this Section 5.2(f)(iii), "cause" shall mean (A) the engaging in willful or grossly negligent misconduct injurious to the Company, (B) the embezzlement or misappropriation of funds or property of the Company or the conviction of a felony or the entrance of a plea of guilty or nolo contendere to a felony, (C) the use of illegal drugs, or (D) the failure or refusal to substantially perform his or her employment related duties.

                 5.3      Covenants of the Company.

                 (a) Conduct of the Company's Operations. During the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, conduct its operations in the ordinary course except as expressly contemplated by this Agreement and the transactions contemplated hereby and shall use its reasonable efforts to maintain and preserve its business organization and its material rights and franchises and to retain the services of its officers and key employees and maintain relationships with customers, suppliers and other third parties to the end that their goodwill and ongoing business shall not be impaired in any material respect. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time or the earlier termination of this Agreement pursuant to Section 7.1, the Company shall not, and shall cause its subsidiaries to not, except as otherwise expressly contemplated by this Agreement and the transactions contemplated hereby, without the prior written consent of Parent:

                 (i) do or effect any of the following actions with respect to its securities: (A) adjust, split, combine or reclassify its capital stock, (B) make, declare or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire any of its securities (except in connection with the use of shares of capital stock of the Company to pay the exercise price or tax withholding in connection with stock- based employee benefit plans of the Company or any of its subsidiaries), (C) grant any person any right or option to acquire any of its securities, (D) issue, deliver or sell or agree to issue, deliver or sell any additional securities (except pursuant to the exercise of outstanding options to purchase Company Common Stock) or amend the terms of any of its securities, or (E) enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

                 (ii) sell, transfer, lease, pledge, mortgage, encumber or otherwise dispose of any of its property or assets which are material, in the aggregate, other than in the ordinary course of business consistent with past practice;

                 (iii) make or propose any changes in its Certificate of Incorporation, as amended, or By-laws, as amended, or other organizational documents;

                 (iv) merge or consolidate with any other person or acquire a material amount of assets or capital stock of any other person or enter into any confidentiality agreement with any person, other than in connection with this Agreement and the transactions contemplated hereby;

                 (v) incur, create, assume or otherwise become liable for indebtedness for borrowed money, other than in the ordinary course of business consistent with past practice, or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for obligations of any other individual, corporation or other entity, other than in the ordinary course of business consistent with past practice;

                 (vi) enter into or modify any employment, severance, termination or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officer, director, consultant or employee other than salary increases and bonuses granted in the ordinary course of business consistent with past practice, or otherwise increase the compensation or benefits provided to any officer, director, consultant or employee except as may be required by Applicable Law, this Agreement, any applicable collective bargaining agreement or a binding written contract in effect on the date of this Agreement, or adopt any new employee benefit plan, including the proposed 1996 Long Term Incentive Plan (or grant any options or awards thereunder);

                 (vii) change its method of doing business or change any method or principle of accounting in a manner that is inconsistent with past practice;

                 (viii) settle any Actions, whether now pending or hereafter made or brought involving, in any Action or related series of Actions, an amount in excess of $200,000;

                 (ix) modify, amend or terminate, or waive, release or assign any material rights or claims with respect to, any material Contract to which the Company is a party or any confidentiality agreement to which the Company is a party;

                 (x) incur or commit to any capital expenditures, obligations or liabilities in respect thereof, other than in the ordinary course of business consistent with past practice;

                 (xi) conduct its business in a manner or take, or cause to be taken, any other action that would or might reasonably be expected to prevent or materially delay the Company from consummating the transactions contemplated by this Agreement (regardless of whether such action would otherwise be permitted or not prohibited hereunder), including without limitation, any action that may materially limit or delay the ability of the Company to consummate the transactions contemplated by this Agreement as a result of antitrust or securities laws or other regulatory concerns;

                 (xii) take any action to exempt under or make not subject to Section 203 of the DGCL, any person or entity (other than Parent or its subsidiaries) or any action taken thereby, which person, entity or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom; or

                 (xiii)   agree to take any action prohibited by the foregoing.

                 (b) No Solicitation. The Company agrees that, during the term of this Agreement, it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, employees, agents or representatives, directly or indirectly, to (i) solicit, initiate, encourage or facilitate, or furnish or disclose non-public information in furtherance of, any inquiries or the making of any proposal with respect to any recapitalization, merger, consolidation or other business combination involving the Company, or acquisition of any capital stock (except in connection with the exercise of options, as permitted in Section 5.3(a)) or any material portion of the assets of the Company (except for acquisition of assets in the ordinary course of business consistent with past practice), or any combination of the foregoing (a "Company Competing Transaction"), (ii) negotiate, explore or otherwise engage in discussions with any person (other than Parent, Sub or their respective directors, officers, employees, agents and representatives) with respect to any Company Competing Transaction or (iii) enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement; provided that the Company may (x) furnish information (subject to a confidentiality agreement in reasonably customary form) to, and negotiate or otherwise engage in discussions with, any party who delivers a written proposal for a Company Competing Transaction if and so long as the Board of Directors of the Company determines in good faith, based upon advice of its outside legal counsel, that failing to take such action would reasonably be expected to constitute a breach of the fiduciary duties of the Board and (y) take a position with respect to the Merger or a Company Competing Transaction, or amend or withdraw such position, in compliance with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a Company Competing Transaction. The Company will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any Company Competing Transaction. From and after the execution of this Agreement, the Company shall immediately advise Parent orally, to be followed by a confirmation in writing, of the receipt, direct- ly or indirectly, of any inquiries, discussions, negotiations, or proposals relating to a Company Competing Transaction (including the status and a summary of the general terms thereof) and promptly furnish to Parent a copy of any such proposal or inquiry in addition to any information provided to or by any third party relating thereto.

                                   ARTICLE VI

                                   CONDITIONS

                 6.1 Mutual Conditions. The obligations of the parties hereto to consummate the Merger shall be subject to fulfillment of the following conditions:

                 (a) No temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Merger shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any Governmental Authority which prevents the consummation of the Merger.

                 (b) All waiting periods applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all other material consents, approvals, permits or authorizations required to be obtained prior to the Effective Time from any Governmental Authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained.

                 (c) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the affirmative vote of a majority of the outstanding shares of Company Common Stock entitled to vote thereon, in accordance with Applicable Law, at the Company's stockholder meeting, and the Share Issuance shall have been approved by the Parent Stockholders in accordance with the rules of NYSE.

                 (d) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of Parent or the Company, threatened by the SEC or any other Governmental Entity.

                 (e) No Action shall be instituted by any Governmental Authority which seeks to prevent consummation of the Merger or which seeks material damages in connection with the transactions contemplated hereby which continues to be outstanding.

                 (f) The shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                 (g) All consents, waivers and approvals of third parties required in connection with the transactions contemplated hereby shall have been obtained, except where the failure to obtain such consents, waivers or approvals, in the aggregate, would not reasonably be expected to result in a material adverse effect on Parent or the Company, as the case may be, provided that a party which has not used all reasonable efforts to obtain a consent, approval or waiver may not assert this condition with respect to such consent, approval or waiver.

                 6.2 Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by the Company:

                 (a) The representations and warranties of each of Parent and Sub shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), other than such breaches of representations and warranties which would not have or which would not be reasonably expected to have, in aggregate, a material adverse effect on Parent.

                 (b) Each of Parent and Sub shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

                 (c) The Company shall have received an opinion dated as of the Closing Date of Weil, Gotshal & Manges LLP, substantially in the form of Exhibit 6.2(c), to the effect that (1) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and (2) no gain or loss will be recognized by Company Stockholders with respect to shares of Parent Common Stock received in the Merger in exchange for shares of Company Common Stock, except with respect to cash received in lieu of fractional shares of Parent Common Stock. In rendering such opinion, Weil, Gotshal & Manges LLP may require and rely on representations contained in certificates of Parent, the Company, Sub and others, as they deem reasonably appropriate.

                 (d) The Company shall have received a letter, in form and substance reasonably satisfactory to the Company, from Ernst & Young LLP, dated the date of the Proxy Statement and confirmed in writing at the Effective Time, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board.

                 6.3 Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to consummate the Merger and the other transactions contemplated hereby shall be subject to the fulfillment of the following conditions unless waived by each of Parent and Sub:

                 (a) The representations and warranties of the Company shall be true and correct on the date hereof and on and as of the Closing Date as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), other than such breaches of representations and warranties which would not have or which would not be reasonably expect to have, in the aggregate, a material adverse effect on the Company.

                 (b) The Company shall have performed in all material respects each obligation and agreement and shall have complied in all material respects with each covenant to be performed and complied with by it hereunder at or prior to the Effective Time.

                 (c) Each person who may be at the Effective Time or was on the date of this Agreement an "affiliate" of the Company within the meaning of Rule 145 under the Securities Act, shall have executed and delivered to Parent a written undertaking in the form attached hereto as Exhibit 5.1(k).

                 (d) Parent shall have received a letter, in form and substance reasonably satisfactory to Parent, from Price Waterhouse LLP, dated the date of the Proxy Statement and confirmed in writing at the Effective Time, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board.


                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

                 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval and adoption of this Agreement by Company Stockholders:

                 (a)   by mutual consent of Parent and the Company;

                 (b) by either Parent or the Company if any permanent injunction or other order or decree of a court or other competent Governmental Authority preventing the consummation of the Merger shall have become final and nonappealable;

                 (c) by either Parent or the Company if the Merger shall not have been consummated before March 31, 1997, unless extended by the Boards of Directors of both Parent and the Company (provided that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose failure to perform any material covenant or obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date);

                 (d) by Parent or the Company if at the meeting of Company Stockholders held for such purpose (including any adjournment or postponement thereof) the requisite vote of the Company Stockholders to approve the Merger and the transactions contemplated hereby shall not have been obtained;

                 (e) by Parent or the Company if at the meeting of Parent Stockholders held for such purpose (including any adjournment or postponement thereof) the requisite vote of the Parent Stockholders to approve the Share Issuance shall not have been obtained;

                 (f) by Parent or the Company (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within 30 days following written notice given by the terminating party to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing, but only if such breach would constitute a failure of a condition contained in Section 6.2 or Section 6.3, as applicable;

                 (g) by the Company if the Board of Directors of the Company shall determine to engage in a Company Competing Transaction and the Company shall have delivered to Parent a written notice of the determination by the Company Board of Directors to terminate this Agreement pursuant to this Section 7.1(g); provided, however, that the Company may not terminate this Agreement pursuant to this clause (g) unless (w) five business days shall have elapsed after delivery to Parent of the notice referred to above, (x) at the end of such five business-day period the Company Board of Directors shall continue to believe that the failure to engage in such

         Company Competing Transaction would reasonably be expected to be a breach of the fiduciary duties of the Board of Directors of the Company (after giving effect to any adjustment to the terms and conditions of such transactions proposed by Parent in response to such Company Competing Transaction), (y) at the time of such termination, the Company shall have paid to Parent the Termination Fee (as hereinafter defined) and (z) promptly thereafter the Company shall enter into a definitive acquisition, merger or similar agreement to effect, or shall effect, such Company Competing Transaction; or

                 (h) by Parent if the Board of Directors of the Company shall not have recommended the Merger to the Company Stockholders, or shall have resolved not to make such recommendation, or shall have materially modified or rescinded its recommendation of the Merger to the Company Stockholders, or shall have modified or rescinded its approval of this Agreement, or shall have resolved to do any of the foregoing.

                 7.2   Effect of Termination.

                 (a) In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement, except for the provisions of the last sentence of Section 5.1(g) and the provisions of Sections 7.2 and 8.10, shall become void and have no effect, without any liability on the part of any party or its directors, officers, employees or stockholders. Notwithstanding the foregoing, nothing in this Section 7.2 shall relieve any party to this Agreement of liability for a material breach of any provision of this Agreement.

                 (b)   If this Agreement is terminated

                       (i) by Parent or the Company pursuant to Section 7.1(d), then the Company will pay to Parent in cash by wire transfer in immediately available funds to an account designated by Parent the reasonable documented out-of-pocket expenses, up to $2 million, incurred by Parent in connection with the transactions contemplated hereby, including the negotiation and execution of this Agreement; or

                       (ii) by Parent or the Company pursuant to Section 7.1(e), then Parent will pay to the Company in cash by wire transfer in immediately available funds to an account designated by the Company the reasonable documented out-of-pocket expenses, up to $2 million, incurred by the Company in connection with the transactions contemplated hereby, including the negotiation and execution of this Agreement.

                 (c)   If this Agreement is terminated

                        (i) by Parent pursuant to Section 7.1(c) or 7.1(f), if (A) the Company's breach of a covenant or agreement or failure to perform a covenant or obligation under this Agreement has been the cause of or resulted in such termination and (B) a Prior Event (as defined below) shall have occurred prior to such termination and (C) either (x) the Company shall enter into a definitive agreement with respect to a Company Competing Transaction within twelve months following such termination and such Company Competing Transaction is thereafter (as it may be amended) consummated, or (y) a Company Competing Transaction is consummated within twelve months following such termination;

                       (ii) by Parent or the Company pursuant to Section 7.1(d) or by Parent pursuant to Section 7.1(h), if (A) a Prior Event shall have occurred prior to such termination and (B) either (x) the Company shall enter into a definitive agreement with respect to a Company Competing Transaction within twelve months following such termination and such Company Competing Transaction is thereafter consummated, or (y) a Company Competing Transaction is consummated within twelve months following such termination; or

                       (iii)      by the Company pursuant to Section 7.1(g);

then in any such case the Company will pay to Parent in cash by wire transfer in immediately available funds to an account designated by Parent a termination fee in an amount equal to $9.1 million, plus reasonable documented out-of-pocket expenses incurred by Parent in connection with the transactions contemplated hereby, including the negotiation and execution of this Agreement, less any amounts paid or payable pursuant to Section 7.2(b) hereof (the "Termination Fee"). Such payment shall be made (a) in the case of clauses (i) or (ii), above, within one business day following the consummation of such Company Competing Transaction, (b) in the case of clause (iii), no later than immediately prior to such termination.

                 (d) If this Agreement is terminated by Parent or the Company pursuant to Section 7.1(e), if (A) a Parent Prior Event (as defined below) shall have occurred prior to such termination, and (B) either (x) Parent shall enter into a definitive agreement with respect to a Parent Competing Transaction (as defined below) within twelve months following such termination and such Parent Competing Transaction (as it may be amended) is thereafter consummated, or (y) a Parent Competing Transaction is consummated within twelve months following such termination, then Parent will pay to the Company in cash by wire transfer in immediately available funds to an account designated by the Company a termination fee in an amount equal to $9.1 million, plus reasonable documented out-of-pocket expenses incurred by the Company in connection with the transactions contemplated hereby, including the negotiation and execution of this Agreement, less any amounts paid or payable pursuant to
Section 7.2(b) hereof. Such payment shall be made within one business day following the consummation of the Parent Competing Transaction.

                 (e) As used herein, a "Prior Event" shall mean any of the following events:

                       (i) any person (other than Parent or any of its subsidiaries) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act, with respect to, a tender offer or exchange offer to purchase any shares of Company Common Stock such that, upon consummation of such offer, such person would Beneficially Own (as defined below) or control 15% or more of the then outstanding Company Common Stock;

                       (ii) the Company or any of its subsidiaries shall have entered into, authorized, recommended, proposed or publicly announced an intention to enter into, authorize, recommend, or propose, an agreement, arrangement or understanding with any person (other than Parent or any of its subsidiaries) to, or any person (other than Parent or any of its subsidiaries) shall have announced a bona fide intention to, or the Company shall have announced that any person (other than Parent or any of it subsidiaries) has proposed or communicated its intention to, or the Company shall have received a bona fide proposal or communication regarding an intention to, (A) effect any Competing Transaction, (B) purchase, lease or otherwise acquire 15% or more of the assets of the Company or any of its subsidiaries or (C) purchase or otherwise acquire (including by way of merger, consolidation, tender or exchange offer or similar transaction) Beneficial Ownership of securities representing 15% or more of the voting power of the Company or any of its subsidiaries; or

                       (iii) any person (other than Parent or any subsidiary of Parent) shall have acquired Beneficial Ownership of a number of shares of Company Common Stock in addition to the number of shares of Company Common Stock Beneficially Owned by such person on the date hereof equal to 15% or more of the voting power of the Company.

                 (f) As used herein, the term "Parent Prior Event" shall have the same meaning with respect to Parent as the term "Prior Event" has with respect to the Company, with such changes in the definition thereof as are appropriate to contemplate Parent in lieu of the Company.

                 (g) As used herein, the term "Parent Competing Transaction" shall have the same meaning with respect to Parent as the term "Company Competing Transaction" has with respect to the Company, with such changes in the definition thereof as are appropriate to contemplate Parent in lieu of the Company.

                 (h) As used herein, the terms "Beneficial Ownership" and "Beneficially Own" shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act. As used herein, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                 7.3 Amendment. This Agreement may be amended by the parties hereto, at any time before or after adoption of this Agreement by Company Stockholders or authorization of issuance of shares of Parent Common Stock in the Merger by Parent Stockholders, but after such approval or authorization, no amendment shall be made which by law requires further approval or authorization by the Company Stockholders or Parent Stockholders, as the case may be, without such further approval or authorization. Notwithstanding the foregoing, this Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                 7.4 Extension; Waiver. At any time prior to the Effective Time, Parent (with respect to the Company) and the Company (with respect to Parent and Sub) may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of such party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                 8.1 Survival of Representations and Warranties. The representations and warranties made herein by the parties hereto shall not survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties hereto, which by its terms contemplates performance after the Effective Time or the termination of this Agreement.

                 8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt if delivered personally, telecopied (which is confirmed) or dispatched by a nationally recognized overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):



                 (a)   if to Parent or Sub:

                       Champion Enterprises, Inc.
                       2701 University Drive
                       Suite 320
                       Auburn Hills, Michigan  48326
                       Attention:  Walter R. Young, Jr.
                       Telecopy No.:  (810) 340-9345

                       with a copy to

                       Jeffrey W. Tindell, Esq.
                       Skadden, Arps, Slate, Meagher & Flom
                       919 Third Avenue
                       New York, NY  10022
                       Telecopy No.:  (212) 735-2000

                 (b)   if to the Company:

                       Redman Industries, Inc.
                       2550 Walnut Hill Lane
                       Dallas, Texas  75229
                       Attention:   Thomas W. Sturgess
                                    Robert M. Linton
                       Telecopy No.:  (214) 351-2983

                       with a copy to

                       Mary R. Korby, Esq.
                       Weil, Gotshal & Manges LLP
                       100 Crescent Court, Suite 1300
                       Dallas, Texas 75201
                       Telecopy No.:  (214) 746-7777


                 8.3 Interpretation. When a reference is made in this Agreement to an Article or Section, such reference shall be to an Article or Section of this Agreement unless otherwise indicated. The headings and the table of contents contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to common stock of the Company or Parent, as the case may be, or shares thereof, such reference shall be deemed to include the preferred share purchase rights issued pursuant to the Parent Rights Agreement or Company Rights Agreement, as the case may be, that trade together with such common stock. For the purposes of this Agreement, a "material adverse effect" shall mean, as to any party, a material adverse effect on the assets, liabilities, results of operations, business or financial condition of such party and its subsidiaries, taken as a whole, or on such party's ability to consummate the transactions contemplated hereby.

                 8.4 Counterparts. This Agreement may be executed in counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

                 8.5 Entire Agreement. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement among the parties and supersede all prior agreements and understandings, agreements or representations by or among the parties, written and oral, with respect to the subject matter hereof and thereof.

                 8.6 Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries, except for the provisions of Section 5.2(b) and Section 5.2(f)(ii) and (iii) which may be enforced by the beneficiaries thereof.

                 8.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of law.

                 8.8 Specific Performance. The transactions contemplated by this Agreement are unique and monetary damages would not be an adequate remedy for a breach hereof. Accordingly, each of the parties acknowledges and agrees that, in addition to all other remedies to which it may be entitled, each of the parties hereto is entitled to a decree of specific performance, provided that such party is not in material default hereunder.

                 8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                 8.10 Expenses. Subject to the provisions of Section 7.2, Parent and the Company shall pay their own costs and expenses associated with the transactions contemplated by this Agreement, except that the Company and Parent shall share equally (i) the filing fees in connection with the filing of the Proxy Statement and Registration Statement with the Commission and (ii) the expenses incurred in connection with printing and mailing the Proxy Statement to the Company Stockholders.

                 8.11 Incorporation of Disclosure Schedules. The Company Disclosure Schedule and the Parent Disclosure Schedule are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                 8.12 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                 8.13 Subsidiaries. As used in this Agreement, the word "subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

                 IN WITNESS WHEREOF, Parent, Sub and the Company have signed this Agreement as of the date first written above.




                                  CHAMPION ENTERPRISES, INC.


                                  By:  /s/    Walter R. Young, Jr.
                                       ----------------------------------------
                                       Name:     Walter R. Young, Jr.
                                       Title:    Chairman, President and CEO


                                  RHI ACQUISITION CORP.


                                  By:  /s/    Walter R. Young, Jr.
                                       ----------------------------------------
                                       Name:     Walter R. Young, Jr.
                                       Title:    Chairman


                                  REDMAN INDUSTRIES, INC.

                                  By:  /s/    Thomas W. Sturgess
                                       ----------------------------------------
                                       Name:     Thomas W. Sturgess
                                       Title:    Chairman of the Board